SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):           July 31, 2006 (July 27, 2006)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On July 27, 2006, Verso Verilink, LLC (“Verso Verilink”), a wholly-owned subsidiary of Verso Technologies, Inc., entered into an amendment (the “Amendment”) to that certain Product Purchase Agreement between Verizon Services Corp. (“Verizon”) and Verso Verilink (the “Product Purchase Agreement”), which agreement Verso Verilink assumed from Verilink Corporation (“Verilink”) in connection with Verso Verilink’s acquisition of a substantial portion of the business assets of Verilink on June 16, 2006. The Amendment extends the terms of the Product Purchase Agreement through December 31, 2008. Pursuant to the Product Purchase Agreement, Verso Verilink shall supply Verizon with managed solutions utilizing Verilink products and services which Verizon shall make available to its customers. Although under the Product Purchase Agreement Verizon is not obligated to purchase managed solutions from Verso Verilink with a specified value, the supplier under the Product Purchase Agreement generated revenue during the first and second quarters of 2006 of approximately $2.1 million and $2.0 million, respectively, in connection with supplying such solutions thereunder.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.

	By:	/s/ Juliet M. Reising

Juliet M. Reising, Chief Financial Officer and Executive Vice President

Dated: July 31, 2006